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                                                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               CERES GROUP, INC.

                                   ARTICLE I
                                      NAME

    The name of the corporation is Ceres Group, Inc. (the "Corporation").

                                   ARTICLE II
                         REGISTERED OFFICE IN DELAWARE

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

    The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it presently exists or may be amended in the future (the "Delaware General Corporation Law").

    The Corporation reserves the right at any time and from time to time to change its purposes in any manner which is permitted by statute or which has been authorized or approved by this Certificate of Incorporation, if applicable. A properly approved or authorized change of purpose will be binding and conclusive upon every stockholder of the Corporation, including stockholders who voted against the change. No stockholder will be entitled to payment of the fair cash value of his shares due to a change in purpose of the Corporation.

    Each purpose identified in this Article is independent of all other purposes, and will not be limited or restricted by any other clause or paragraph of this Certificate of Incorporation.

                                   ARTICLE IV
                               CAPITAL STRUCTURE

    4.1 AUTHORIZED CAPITAL STOCK. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 32,000,000 shares, consisting of:


        (a) 2,000,000 Non-Voting Preferred Shares, par value $0.001 per share (the "Non-Voting Preferred Shares"); and



        (b) 30,000,000 Common Shares, par value $0.001 per share (the "Common Shares").


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    4.2  NON-VOTING PREFERRED SHARES.

        (a) DESIGNATIONS BY BOARD OF DIRECTORS. The Non-Voting Preferred Shares may be issued from time to time in one or more classes or series without voting rights, and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

        (b) VOTING RIGHTS. Except as may otherwise be required by the Delaware General Corporation Law, the holders of Non-Voting Preferred Shares shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

        (c) TERMS OF THE NON-VOTING PREFERRED SHARES. Authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Non-Voting Preferred Shares from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Non-Voting Preferred Shares and, with respect to each class or series of Non-Voting Preferred Shares, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

            (i) the number of shares to constitute the class or series and the designations thereof;

            (ii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

           (iii) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

            (iv) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

            (v) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

            (vi) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

           (vii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

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          (viii) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

    The shares of each class or series of Non-Voting Preferred Shares may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Non-Voting Preferred Shares designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Non-Voting Preferred Shares not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Non-Voting Preferred Shares designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Non-Voting Preferred Shares designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Non-Voting Preferred Shares.

    4.3  COMMON SHARES.

        (a) POWERS, PREFERENCES AND RIGHTS. Except as may otherwise be provided by the Delaware General Corporation Law, the powers, preferences and rights of the Common Shares, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

        (b) VOTING RIGHTS. Except as may otherwise be provided by the Delaware General Corporation Law, (i) all rights to vote and all voting power shall be vested exclusively in the holders of the Common Shares and (ii) each holder of Common Shares shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors.

        (c) DIVIDENDS. Except as may otherwise be provided by the Delaware General Corporation Law, if, as and when dividends on the Common Shares are declared payable from time to time by the Board of Directors as provided in this Section 4.3(c), whether payable in cash, property, stock or other securities, the holders of Common Shares shall be entitled to share equally, on a per share basis, in such dividends.

        (d) LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Non-Voting Preferred Stock shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Common Shares. For the purpose of this Section 4.3(d), a merger, consolidation, sale or conveyance shall not be deemed to be a liquidation or winding up of the Corporation unless the transaction provides for the cessation of the business of the Corporation.

                                   ARTICLE V
                              AMENDMENT OF BYLAWS

    In furtherance and not in limitation of the power conferred upon the Board of Directors by the Delaware General Corporation Law, the Board of Directors shall have the power to make, adopt, alter,

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amend and repeal from time to time the Bylaws of the Corporation, as may be amended from time to time (the "Bylaws"), without any action on the part of the stockholders except as otherwise specifically provided in the Bylaws.

                                   ARTICLE VI
              ELIMINATION OF BALLOT FOR THE ELECTION OF DIRECTORS

    The directors of the Corporation need not be elected by written ballot, unless the Bylaws otherwise provide.

                                  ARTICLE VII
          INDEMNIFICATION RIGHTS AND LIMITATION OF DIRECTOR LIABILITY

    7.1  INDEMNIFICATION RIGHTS.

        (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        (b) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

    7.2  ADVANCEMENT OF EXPENSES.

        (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was a director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

        (b) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was an officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by the

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    Corporation on its own behalf, it being understood that such an action does not include any derivative suit instituted by a stockholder of the Corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

    7.3 LIMITATION ON LIABILITY OF DIRECTORS. To the maximum extent permitted under the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director.

    7.4 NONEXCLUSIVITY AND BENEFIT. The indemnification rights granted pursuant to this Article VI shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.

    7.5 EFFECT OF REPEAL, AMENDMENT OR TERMINATION. To the maximum extent permitted under the Delaware General Corporation Law, no repeal of or restrictive amendment of this Article VII and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VII shall apply to or affect adversely any right or protection of any director, officer or employee of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.

                                  ARTICLE VIII
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE IX
                          COMPROMISES AND ARRANGEMENTS

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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                                   ARTICLE X
                                  INCORPORATOR

    The name and mailing address of the sole incorporator of the Corporation is 1600 CNB Corp., 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114.


    IN WITNESS WHEREOF, the undersigned incorporator of the Corporation has executed and subscribed this Certificate of Incorporation as of this 22nd day of October, 1998.


                                          1600 CNB CORP., Incorporator

                                          By:  /s/ MARC C. KRANTZ
                                          --------------------------------------
                                              Name: Marc C. Krantz
                                              Title: ASSISTANT SECRETARY

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